EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of 4Kids Entertainment, Inc. on Form S-8 of our report dated March 27, 1998, appearing in the Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 1997.





Deloitte & Touche LLP
New York, New York
June 29, 1998